Exhibit 99.3
To our ProCentury Colleagues:
We would have preferred to communicate this in person, but as you can see from the timing of this note, and also from the time of the press release announcing a proposed merger with Meadowbrook Insurance Group of Southfield, Michigan, a copy of which is attached to this email, all of this took place after the close of business on Wednesday evening.
I wanted to send this brief note informing you of the proposed merger and also ask that you join me in the Commons at 8:30 a.m. for a brief discussion related to the events described in last night’s announcement. We also intend a similar discussion for our associates in Phoenix and elsewhere, later in the day on Thursday.
We believe that the combined strengths of two specialty lines insurance companies creates an exciting opportunity for the employees, agency partners and shareholders of both companies.
ProCentury and Meadowbrook are similar in many ways. We are both relatively small publicly traded companies, we have uniquely talented teams, and even our company cultures share some characteristics. We are both specialty lines companies, and while we appreciate our similarities, we are in many ways, most excited about our differences—we believe that the capabilities possessed by each company complements the other very well. The combined company will more broadly serve both admitted and surplus lines markets, the combined product and program offerings will present a more balanced and possibly more attractive offering to our distribution partners, and the combined company will have a strong presence in both the wholesale and retail distribution channels, while generally avoiding channel conflict.
Whenever changes are announced people naturally want to know what it means for them. We are pleased to be able to tell you that we believe that this merger should have very little impact on your job and what we try to accomplish as a company every day. ProCentury’s senior managers will continue to lead their teams, we will all continue to work toward achieving our 2008 objectives and our compensation and benefit plans will not change.
The combined management team will work to optimize each company’s capabilities, but the most important outcome of the merger is the potential to build a financially strong, diversified insurance organization that can thrive in a highly competitive industry at an important time in the market cycle.
We view this as a tremendous opportunity for everyone at ProCentury and for our new colleagues at Meadowbrook. If you receive inquiries from the media, shareholders or financial analysts, please refer them to Edward Feighan, Chris Timm or Erin West.
Best Regards,
Edward Feighan, Chris Timm and Erin West.

Additional Information about the Proposed Transaction
The proposed merger will be submitted to Meadowbrook’s and ProCentury’s shareholders for their approval. Meadowbrook will file a registration statement, which will include a joint proxy statement/prospectus, ProCentury will file a proxy statement and both companies will file other relevant documents with the Securities and Exchange Commission (the “SEC”). Shareholders are urged to read the registration statement and joint proxy statement/prospectus when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Investors will be able to obtain a free copy of the registration statement and joint proxy statement/prospectus, as well as other filings containing information about Meadowbrook and ProCentury, at the SEC’s website (http://www.sec.gov). Investors will also be able to obtain these documents, free of charge, by accessing Meadowbrook’s website (http://www.meadowbrook.com), or by accessing ProCentury’s website (http://www.procentury.com).
Meadowbrook and ProCentury and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Meadowbrook and/or shareholders of ProCentury in connection with the proposed merger. Information about the directors and executive officers of Meadowbrook is set forth in the proxy statement for Meadowbrook’s 2007 annual meeting of shareholders, as filed with the SEC on April 6, 2007. Information about the directors and executive officers of ProCentury is set forth in the proxy statement for ProCentury’s 2007 annual meeting of shareholders, as filed with the SEC on April 6, 2007. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed merger when it becomes available. Investors may obtain free copies of these documents as described above.
NOTE ON FORWARD-LOOKING STATEMENTS
Statements in this message that are not historical statements are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are derived from information that we currently have and assumptions that we make and may be identified by words such as “believes,” “anticipates,” “expects,” “plans,” “should,” “estimates” and similar expressions. Our forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those stated or implied in our forward-looking statements, including but not limited to: 1) risks inherent in establishing loss and loss adjustment expense reserves; 2) uncertainties related to the ratings of our insurance subsidiary; 3) uncertainties related to governmental and regulatory policies; 4) uncertainties relating to the cyclical nature of our business; 5) changes in our relationships with, and the capacity of, our general agents; 6) the risk that our reinsurers may not be able to fulfill their obligations to us; 7) the risk and uncertainty of entering into new lines of business; 8) the ability to obtain required governmental and shareholder approvals and satisfy other closing conditions that will enable us to complete the merger or to complete it in the expected timeframe; 9) the risk that the businesses of Meadowbrook and ProCentury will not be integrated successfully following the merger or such integration may be more difficult, time-consuming or costly than expected; and 10) customer and employee relationships and business operations may be disrupted by the merger. You are cautioned not to place undue reliance on forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For additional disclosure regarding potential risks, please refer to documents we file with the Securities and Exchange Commission.